UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
57th Street General Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	27-1215274

(State of incorporation or organization)	(I.R.S. employer identification no.)

110 West 40th Street, Suite 2100
New York, New York	10018

(Address of principal executive offices)	(zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange
to be so registered	on which each class is to be registered
Units, each consisting of one share of Common Stock and one Warrant	The NASDAQ Stock Market LLC

Common Stock, par value $.0001 per share	The NASDAQ Stock Market LLC

Common Stock Purchase Warrants	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates:
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
The information concerning our securities in the sections entitled “Description of Securities” and “Material Differences in the Rights of 57th Street Stockholders Following the Transaction” in the Company’s Third Amended and Restated Offer to Purchase for Cash dated April 18, 2011 (as amended and supplemented the “Offer to Purchase”) filed as Exhibit (a)(1)(O) to Amendment No. 5 to Schedule TO filed with the Securities and Exchange Commission (“SEC”) on April 18, 2011 as amended and supplemented on each of April 21, 2011, April 25, 2011, April 26, 2011, April 27, 2011 and May 5, 2011 (collectively, the “Schedule TO”), is incorporated herein by reference.
Our common stock, common stock purchase warrants and units have been approved for trading on The NASDAQ Stock Market LLC under the symbols CRMB, CRMBW and CRMBU, respectively.
Market information for securities other than common equity.
Our warrants and units are each traded on the OTC Bulletin Board under the symbols SQTCW and SQTCU, respectively. The units commenced public trading on May 20, 2010, and the warrants commenced trading on June 10, 2010.
The following table sets forth the high and low bid prices as quoted on the OTCBB for our units for the period from May 20, 2010 through March 31, 2011 and our common stock purchase warrants for the period from June 10, 2010 through March 31, 2011.

	Units		Warrants
Quarter Ended	Low	High	Low	High

March 31, 2011	10.00	11.20	0.38	1.15
December 31, 2010	10.01	10.50	0.38	0.55
September 30, 2010	10.00	10.10	0.40	0.55
June 30, 2010	10.00	10.20	0.40	0.50
Item 2. Exhibits
The following exhibits are incorporated herein by reference:

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to the registrant’s Current Report on Form 8-K, filed with the Commission on May 25, 2010)

3.2	Bylaws (incorporated by reference to the registrant’s Registration Statement on Form S-1, filed with the Commission on April 28, 2010).

3.3	Certificate of Designation of Series A Voting Preferred Stock (incorporated by reference to the registrant’s Current Report on Form 8-K, filed with the Commission on May 11, 2011).

4.1	Specimen Unit Certificate (incorporated by reference to the registrant’s Registration Statement on Form S-1, filed with the Commission on April 28, 2010).

4.2	Specimen Common Stock Certificate (incorporated by reference to the registrant’s Registration Statement on Form S-1, filed with the Commission on April 28, 2010).

4.3	Specimen Warrant Certificate (incorporated by reference to the registrant’s Registration Statement on Form S-1, filed with the Commission on April 28, 2010).

4.4
Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to the registrant’s Current Report on Form 8-K, filed with the Commission on May 25, 2010).

4.5	Specimen Series A Voting Preferred Stock Certificate (incorporated by reference to the registrant’s Current Report on Form 8-K, filed with the Commission on May 11, 2011).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

57TH STREET GENERAL ACQUISITION CORP.
Dated: June 28, 2011	By:	/s/ Jason Bauer
		Name:	Jason Bauer
		Title:	Chief Executive Officer and President